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                                                                    EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                    ss. 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-QSB of SulphCo, Inc. (the "Company") for the quarterly period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Rudolf W. Gunnerman, Chairman of the Board of Directors and Chief Executive Officer of the Company, and Michael A. Abend, Interim Controller, Treasurer, and Principal Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Rudolf W. Gunnerman
-------------------------------
Rudolf W. Gunnerman
Chairman of the Board of Directors
and Chief Executive Officer


August 16, 2004



/s/ Michael A. Abend
---------------------------
Michael A. Abend
Interim Controller, Treasurer, and Principal Financial
and Accounting Officer

August 16, 2004

         This certification accompanies this Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended.